UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip Code)

(800) 326-5789

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

HickoryTech Corporation today announced an increase to its previously released financial guidance for fiscal 2007.  As reported on the HickoryTech first quarter fiscal 2007 earnings conference call held on May 3, 2007, the company disclosed 2007 financial guidance for net income in the range of $5.9 to $6.4 million.   Due to increasing business success coupled with the $1.9 million pre-tax settlement recently announced with a large interexchange carrier (see SEC filing dated June 11, 2007), the company is raising its expectation of annual net income to a range of $7.7 to $8.3 million for 2007.  Additionally, HickoryTech is lowering its 2007 guidance for outstanding debt to a range of $135 to $137 million from the reported range of $137 to $139 million.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

99.1	Press Release, dated July 17, 2007, issued by Hickory Tech Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 17, 2007

HICKORY TECH CORPORATION

	By:	/s/ John W. Finke
Name: John W. Finke
Title: President and CEO

	By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Senior VP and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 17, 2007, issued by Hickory Tech Corporation